Registration No. 333-01931

                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549



                                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                         UNDER THE SECURITIES ACT OF 1933



                                       MEDIAONE GROUP, INC.
                     (Exact name of registrant as specified in its charter)


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                  Delaware                                                                     84-0926774
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)
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                                             188 Inverness Drive West
                                             Englewood, Colorado 80112
                                                  (303) 858-3000


                                        (Address, zip code, telephone number,
                                             and area code, of registrant's
                                              principal executive offices)



                                       MEDIAONE GROUP 1996 STOCK OPTION PLAN
                                             (Full title of the Plan)



                                              STEPHEN E. BRILZ, ESQ.
                                               MediaOne Group, Inc.
                                            5613 DTC Parkway, Suite 700
                                             Englewood, Colorado 80111
                                                  (303) 858-3000


                                    (Name, address, zip code, telephone number
                                       and area code, of agent for service)



                                                      PART II

                            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the "Commission") by MediaOne Group, Inc., a Delaware corporation ("MediaOne Group" or the "Company"), formerly U S WEST, Inc. ("Old U S WEST") (File No. 1-8611) and are incorporated herein by reference:

(1) Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998;

(2) Current Reports on Form 8-K dated January 29, 1998, February 17, 1998, March 25, 1998 (as amended by Form 8-K/A filed April 13, 1998), April 17, 1998, May 5, 1998, May 15, 1998, June 18, 1998, June 24, 1998, July 30, 1998 and July 31,
1998;

(3) Proxy Statement on Schedule 14A filed with the Commission on April 20, 1998;

(4) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

(5) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

All reports filed on or prior to June 12, 1998 were filed by Old U S WEST.

All documents filed by MediaOne Group pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The class of securities to be offered hereby is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.


Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") permits MediaOne Group's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

MediaOne Group's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

As permitted by sections 102 and 145 of the DGCL, MediaOne Group's Amended and Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

The directors and officers of MediaOne Group are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by MediaOne Group.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.
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Exhibit
Number               Description

       (3-A)         Amended and Restated Certificate of Incorporation of MediaOne Group, Inc., a Delaware
                     corporation (Annex A-2 to the Proxy Statement of MediaOne Group, Inc. on Schedule 14A, filed
                     April 20, 1998).

       (3-B)         Bylaws of MediaOne Group, Inc., a Delaware corporation (Exhibit 3(ii) to the Company's Current
                     Report on Form 8-K dated June 24, 1998).



Exhibit
Number               Description

        (4)          Form of Amended and Restated Rights Agreement between MediaOne Group, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4 to the
                     Company's Current Report on Form 8-K dated June 24, 1998).

        (5)          Opinion of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of MediaOne Group, Inc.

       23-A          Consent of PricewaterhouseCoopers LLP

       23-B          Consent of Arthur Andersen LLP

       23-C          The Consent of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of MediaOne Group,
                     Inc., is included in the opinion of counsel filed as Exhibit 5.

        24           Powers of Attorney executed by directors and officers who signed this registration statement.

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                                                    SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Exchange Act of 1933, MediaOne Group, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on the 21st day of August, 1998.

                                           MEDIAONE GROUP, INC.

                                           /S/ STEPHEN E. BRILZ
                                           By:________________________________
                                               Stephen E. Brilz
                                               Assistant Secretary



Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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PRINCIPAL EXECUTIVE OFFICER:
      Charles M. Lillis*                Chairman of the Board, President and
                                          Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
      Richard A. Post*                  Executive Vice President and
                                          Chief Financial Officer
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DIRECTORS:

Kathleen A. Cote*                                        Charles M. Lillis*
Robert L. Crandall*                                      Charles P. Russ III*
Grant A. Dove*                                           Louis A. Simpson*
Allan D. Gilmour*                                        Jack Slevin*
Pierson M. Grieve*                                       Daniel W. Yohannes*
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   *By:  /S/ STEPHEN E. BRILZ
         -----------------------------------------------
         Stephen E. Brilz
         Attorney-in-Fact



         Dated:  August 21, 1998




                                                   EXHIBIT INDEX
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Exhibit
Number         Description

    (3-A)      Amended and Restated Certificate of Incorporation of MediaOne Group, Inc., a Delaware
               corporation (Annex A-2 to the Proxy Statement of MediaOne Group, Inc. on Schedule 14A,
               filed April 20, 1998).

    (3-B)      Bylaws of MediaOne Group, Inc., a Delaware corporation (Exhibit 3(ii) to the Company's
               Current Report).

     (4)       Form of Amended and Restated Rights Agreement between MediaOne Group, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4 to the
               Company's Current Report on Form 8-K dated June 24, 1998).

     (5)       Opinion of Stephen E. Brilz, Corporate Counsel and Assistant Secretary of MediaOne Group,
               Inc.

    23-A       Consent of PricewaterhouseCoopers LLP

    23-B       Consent of Arthur Andersen LLP

    23-C       Consent of Stephen E.  Brilz, Corporate Counsel and Assistant Secretary of MediaOne Group,
               Inc., is included in the opinion of counsel filed as Exhibit 5.

     24        Powers of Attorney executed by directors and officers who signed this registration statement.

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